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EDITED TRANSCRIPT
RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

EVENT DATE/TIME: JULY 30, 2014 / 01:00PM GMT

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JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

CORPORATE PARTICIPANTS

Michael Fifer Sturm, Ruger & Co., Inc. - CEO

Kevin Reid Sturm, Ruger & Co., Inc. - General Counsel

Tom Dineen Sturm, Ruger & Co., Inc. - VP, Treasurer, CFO

CONFERENCE CALL PARTICIPANTS

Andrea James Dougherty & Co. - Analyst

Brian Ruttenbur CRT Capital - Analyst

Brian Rafn Morgan Dempsey Capital Management - Analyst

Scott Hamann KeyBanc Capital Markets - Analyst

Achai Vonramoore Cohen - Analyst

David Bronstein Kkb Capital - Analyst

Jay Li Trafelet Brokaw - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the second quarter 2014 Sturm, Ruger earnings conference call. My name is Kim, and I will be your conference operator for today.

At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session. (Operator Instructions). As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the conference over to your host for today, Mr. Michael Fifer, Chief Executive Officer. Please proceed.

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Welcome to the Sturm, Ruger and Company second quarter 2014 conference call. I'd like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements, which will be followed by a quick overview of the second quarter, and then we can get into your questions. Kevin?

Kevin Reid - Sturm, Ruger & Co., Inc. - General Counsel

Thanks, Mike. We want to remind everyone that statements made in the course of this meeting that state the Company's or management's intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements.

It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including, but not limited to, the Company's reports on form 10K for the year ended December 31st, 2013, and form 10Q for the quarter ended June 28th, 2014. Copies of these documents may be obtained by contacting the Company or the SEC or on the Company's website at www.ruger.com/corporate or, of course, at the SEC website at www.sec.gov.

We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our form 10K for the year ended December 31st, 2013, and our form 10Q for the quarter ended June 28th, 2014, which are also posted to our website.

Furthermore, the Company disclaims all responsibility to update forward-looking statements. Mike?

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JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Thank you, Kevin. First, the financial results for the second quarter of 2014. Net sales were $153.7 million, and fully diluted earnings were $1.12 per share. For the corresponding period in 2013, net sells were $179.5 million, and fully diluted earnings were $1.63 per share.

For the first half of 2014, net sales were $323.5 million, and fully diluted earnings were $2.34 per share. For the corresponding period in 2013, net sales were $335.4 million, and fully diluted earnings were $2.83 per share.

The second quarter of 2013, that's last year, was the high water mark in the Company's history, and, frankly, we're facing tough year-over-year comparisons now. Our sales decreased 14% from the second quarter of 2013, due to a reduction in demand for firearms and firearms accessories. Are earnings decreased 31%, and our EBITDA decreased 25% from the second quarter of 2013.

The main drivers of the reduced operating margins were the reduced sales of firearms and firearms accessories and increased depreciation expense. The impact on earnings of the reduced firearms sales and reduced firearms accessories sales were about equal, offset somewhat by our 2014 price increase for firearms.

Last year, our firearms accessories sales were the highest they've ever been, and, as a category, they are our most profitable products.

As we've discussed before with respect to depreciation, at the end of 2013, the Company lowered its estimate of the useful life of machinery and equipment from 10 years to 7 years to be more inline with our experience in the factories. This change, which became effective December 31, 2013 resulted in increased depreciation expense of $2 million in the second quarter and $4 million in the first half of 2014. We also have more depreciation expense because we've been adding equipment to support our rapid growth in recent years.

Demand. During the first half of 2014, there was a significant industry-wide reduction in firearms demand. We reported to you after the first quarter that Ruger was not as adversely affected as the whole industry.

In the second quarter, however, the reduction in firearms demand affected Ruger too, with Ruger experiencing a 31% year-over-year reduction in the estimated sell-through of Ruger products from the independent distributors to retailers.

During the same period, the NICS background checks decreased 12%. As a reminder, NICS refers to the National Instant Criminal Background Check System numbers as adjusted by the National Shooting Sports Foundation.

The estimated sell-through of our products from distributors to retailers in the second quarter was adversely impacted by three main factors. First, the reduction in overall industry demand, second, the aggressive price discounting of many of our competitors, while we maintained our price discipline, and, third, the absence of significant new product introductions from Ruger [in] the first half of the year.

While demand in the second quarter was disappointing, it is important to note that the estimated sell-through of our products for the first half of the year was the second highest in the Company's history, exceeding even the estimated sell-through from the first half of 2012, by 83,100 units, or 10%.

New products. We believe that new product introductions are a strong driver of demand, and were $57.1 million or 18% of firearm sales in the first half of 2014.

As a reminder, we define new products as only those that were introduced in the past two years, and we include only major new products and not minor line extensions.

We did not launch any significant new products in the first half of 2014. However, yesterday, we launched the new LC9s, our new striker-fired lightweight compact pistol. Several distributors have already called in and reported to us that they have sold through all of the units that we shipped them for the launch.

That just reinforces our belief that new product development generates the highest return on investment but only after the new products are launched.

We are in a phase now where we have been making significant investments in R&D and the capital expenditures to develop and support new products, but we've been experiencing delays and have not met our planned launch schedules.

We remain committed to new products. We will not cut costs or corners for short-term gains or risk jeopardizing our long-term strategy of driving demand through innovation.

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JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

Inventory and production. Total unit production in the first half of 2014 increased 7% from the first half of 2013, although, in the second quarter, production rates were reduced several times in response to the decline in estimated sell-through of our products from the independent distributors to retailers.

We review this sell-through for each of our product families twice a month in an effort to regulate production and mitigate increases in inventory. Recently, each of those reviews has typically resulted in further incremental reductions to one or more product lines. However, at our most recent review and for the first time in many months, in addition to a few more reductions, we also increased production rates on one of our major product lines, the Ruger American Rifle.

The Company's finished goods inventory increased by 75,400 units during the first half of 2014. This is the first significant replenishment of finished goods inventory in several years. Additional replenishment of finished goods inventory could increase the FIFO value of finished goods inventory by as much as $10 million.

Distributor inventories of the Company's products increased by 120,800 units during the first half of 2014, and we believe they now approximate a reasonable level to support rapid fulfillment of retailer demand.

As demand began to slow in the second quarter, the Company managed its labor expense by limiting the hiring of new employees, reducing overtime hours, and allowing attrition to reduce its total employee base. These efforts continue.

Furthermore, the Company's compensation structure includes a significant performance base incentive component for all employees. During a period of declining demand and results, this will further reduce labor expense.

Balance sheet and cash flow. Our balance sheet at June 28th, 2014 was strong. Our cash totaled $47 million. Our current ratio is 2.3 to 1, and we have no debt.

On June 28th, 2014, stockholders equity was $207.1 million, which equates to a book value of $10.67 per share, of which $2.44 per share was cash.

In the first half of 2014, we generated $36 million of cash from operations. We reinvested $23 million of that back into the Company in the form of capital expenditures.

With the slowdown in demand, we have recently started to curtail capital investments by cancellation or delay of purchase orders and the redeployment of manufactured equipment from mature production lines to new production lines for products currently in development. We estimate that the capital expenditures in 2014, will approximate $40 million as we continue to prioritize new product development.

Cash returned to shareholders. In the first half of 2014, we returned $20 million to our shareholders through the payment of dividends. An additional $9 million in dividends will be paid to shareholders on August 29th, 2014, as our Board of Directors yesterday declared a $0.45 per share quarterly dividend.

As a reminder, our dividend varies each quarter, as our practice is to pay a dividend of approximately 40% of net income.

Stock repurchase authorization. Yesterday, the Board of Directors expanded its authorization to repurchase shares of common stock from $25 million to $100 million. It is important to note that raising the repurchase authorization to $100 million does not mean we are committed to buying $100 million of stock. We believe that the market should set the price of the stock and if it is trading in the range of its average historical earnings multiples, then the Company should sit on the sideline. Shareholders interested in purchasing stock should not have to compete with the Company to acquire more shares.

But if the stock price drops below the average of historical earnings multiples, that it is appropriate for the Company to step in and opportunistically repurchase shares. The key is to create value for current and future shareholders too, and not just for the exiting shareholders.

Those were the highlights of the second quarter. I'd now like to respond to your questions to these results. As I've mentioned before, please don't spend a lot of time asking forward-looking questions because I'm very unlikely to answer them. I don't know anything more about the future than you do. But I am happy to discuss the results that we reported.

Operator, can we please have the first question?

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JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

QUESTION AND ANSWER

Operator

(Operator Instructions) Andrea James from Dougherty and Company.

Andrea James - Dougherty & Co. - Analyst

Thanks for the admonishment not to ask anything forward-looking.

Mike, can you talk about what's going on with some of the delays in your new product introduction? You historically have been really good at that, and it sounds like you've been having some trouble since the beginning of the year.

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Andrea, I don't think the troubles or challenges we face are any different than any other new product introduction. It's just all the sine waves have merged together and we've, unfortunately, missed the planned launches we had for first and second quarter.

However, we've got a lot of great products stacked up and we're pleased to have launched the LC9s yesterday. I noticed that on all the forums and boards, it's getting a lot of attention. People are pretty excited about it, especially when they see the graph of the dramatic improvement in trigger pull.

And keep in mind that Ruger is known for very rugged and reliable products. They're safe. They operate well. We're very proud of them. And we do extensive testing that I think goes well beyond anything our competitors do. And in the process of that testing, we find things to improve. And we want to improve them before the consumers find them and decide to improve them.

As you may know, one of our large competitors just had a very unfortunate and embarrassing situation where they had to recall an entire pistol product line and they don't have a fix for it and they're promising maybe some months in the future they'll send a replacement gun to each person who owned one.

We're not going to do that. We're avoiding that by really putting these guns through the ringer.

You may recall from an earlier conference call, I said there was one gun we launched only a year after we'd originally planned and only after an additional 600,000 rounds of testing went on. So we make doggone sure our guns are ready for market when they come out.

Andrea James - Dougherty & Co. - Analyst

Thank you for the color there. And then your sell-through dropped by more than the NICS. Is there a market share read-through there, do you think?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Absolutely. We did a very good job with our promotions in the spring. Retailers brought in a lot of Ruger product. And I think you could probably say that in Q1, we probably picked up some shelf space.

But what happened in Q2 was that there was a lot of, frankly, panic from our competitors. There are price deals that we hear about each week, some of them that just they're staggering to hear, hard to believe.

And we've had retailers call us up and say, I've got to cost average my product. I've got to take this deal from Competitor X or Competitor Y. They're embarrassed. They're apologetic. And they say, don't worry about it, you'll get all the shelf space back when this foolishness ends. And I believe them.

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JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

Andrea James - Dougherty & Co. - Analyst

You're just refusing to race to the bottom on the pricing then?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Correct, because I don't think we need to with our products. I think they're really good. And very important is, we have trained the wholesale distributors and the retailers that their investment in Ruger inventory is safe. They don't have to worry about buying a Ruger today and then next week we'll panic and cut the price by 20%. They know if they buy Ruger, it's safe, they can keep it on the shelf, they don't have to worry about it.

Right now, you went through kind of a classic phase in a down market where the competitor started putting out small deals, then they put our medium-sized deals, and the retailers responded by buying them. And now the deals, in some cases, have gotten so stupid, the retailers won't buy them at any price because they're terrified about what comes next. They don't want any inventory from some of the competitors. And that hasn't happened once with Ruger.

Andrea James - Dougherty & Co. - Analyst

I'm sorry to hog the line. One final, and then I'll hop off. So you have a large backlog that you're drawing down upon. The sales surprised me, a little bit lower in the quarter than what I expected because I thought you could still continue to sell against that backlog.

Is it that you're giving the folks more time to take delivery on the hyper orders that they had placed? Or sort of what's going on with the backlog, I guess I'd like to better understand?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Well, remember, we don't manage the business by backlog, in fact, don't even pay a whole lot of attention to it. We focus on sell-through and inventory levels.

And for years now, we've been trying to get the wholesalers to stock inventory to a level where they'd have six turns, maybe eight turns at the high side. And frankly, for years, it was double digits and reached almost 40 turns at one point a year and a half ago.

And so we watch very carefully SKU by SKU what their inventory is, what their turns are, and we manage to that. We want them to carry every product. We want them to carry a reasonable amount of it.

And we don't want to stuff the channel and we don't want to tie up dollars in slow-moving inventory. There's no point in me taking them from six turns to three turns, because then if I come out with a new product, they don't have any cash to buy it.

So it's kind of a Golden Rule thing - we treat them the way we'd want to be treated. We're very, very respectful of their inventory dollars and we probably work as hard or harder than they do to manage those inventory dollars. We want them to have a good representation of Ruger, but not too much.

And now, as you see, just like we did in 2010, we are calibrating our production rates to manage that inventory at the distribution. So I really don't care what the backlog is. Just because I've got the order on the books doesn't mean I'm going to ship it and stuff it down their throat.

Andrea James - Dougherty & Co. - Analyst

Thank you.

Operator

Brian Ruttenbur from CRT Capital.

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JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

Brian Ruttenbur - CRT Capital - Analyst

Couple questions around gross margins. Trying to understand, in the quarter, you talk about gross margins were down sequentially year-over-year for a variety of reasons, and it's mix of business, it's accessories, depreciation.

Can you maybe breakdown in the quarter how much of that was mix versus accessories versus depreciation? And was any of this one time?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

The only bit of it that you could consider one time, although it's going to occur a few more times before it's over, perhaps, is the depreciation. Remember when we changed the estimated useful lives from 10 to 7, we had pieces of equipment out there that had seven and a half, eight years, eight and a half, nine years. And so we had to, I think the word would be accelerate their depreciation somewhat.

So in addition to -- so if you look at our depreciation, I think was up in the range of about $4 million for the quarter, half of that was directly attributable to the change in estimated useful life. And I've disclosed that number each quarter just so you can understand and account for it however you want to. And then understand the difference, the balance is just because I've been buying a lot more equipment in recent years to support this incredible growth rate we've shown you.

Now, that sort of gets your arms around depreciation. And as I just said a minute ago, the rest of it was largely reduction in firearms units sold and reduction in accessories.

Now, our accessories business is much, much smaller than our firearms business. And last year, however, it spiked. Because why? Because the politicians were all trying to grab a headline, and so everybody's going to run out and limit magazine sales, for example.

So what did the consumers do? They went out of their way to buy every magazine they could get their hands on for fear that it would be outlawed. And they wanted to get them so they could be grandfathered.

And frankly, the margins on magazines are spectacular, and they spiked to all-time record high, and, therefore, were a big driver in addition to the firearms volume of earnings.

So this year, with the year-over-year comparison, you have a decline of magazines to sort of more normal levels and they're not creating that huge boost to earnings. And so when viewed in a year-over-year comparison, before I take into account the firearms price increase, the decline in firearms sales and the decline in accessories sales, although from a revenue perspective, they are of completely different magnitudes, from an earnings perspective, they are really nearly identical.

So really, the big story here is the difference in the firearms accessories, and, primarily, magazines. And to a lesser degree, it's the kind of expected reduction and a little bit of deleveraging from the firearms sales.

Brian Ruttenbur - CRT Capital - Analyst

Okay. And as a follow-up to try and further understand the market, you're refusing to lower prices. What are the competitors giving? As an example, if you buy X amount, there's a 20% discount. What kind of discounts are going on out there that are going to either, A, the distributors, or, B, the end retailers?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Well, for example, there's a fairly large company that's offering a hundred dollars cash rebate back on its guns. And I believe at one point it was both the consumer got a hundred bucks back and the retailer got a hundred bucks back. And I can't believe they had that much margin in the gun to start with.

Said to me, that's just real panic. They're just trying to trade dollars and convert that inventory to cash.

We've got a strong balance sheet. We don't have to do that kind of foolishness.

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JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

Brian Ruttenbur - CRT Capital - Analyst

Okay. And then last question, in terms of, I guess it's a little bit of unvisibility, and I'm trying not to ask a forward-looking question, yet ask one, is to try and understand your visibility in terms of your units.

Only units ordered in the quarter were 145,000, yet, you produced 552,000. Is this kind of a one-time event? That's a big dip, big differential between units ordered and units produced.

Do you anticipate that going forward or is this one time in nature?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Again, I don't pay any attention to what was ordered. So the comparison you'd want to do is units produced to units sold through from distributors to retailers. And the units sold through is substantially more than the units they ordered.

And I certainly hope it's a low-water mark, but I don't know that it is. I mean, typically, the third quarter is a low-water mark in a normal year.

But even if the NICS checks started to rebound here, say on August 1st, this is a hypothetical, you've got, I believe fair amount of inventory at the retailer level. You've got healthy inventories at the wholesaler level. So the retail-to-consumer sell-through is going to pick up before the wholesale-to-retail, retailer sell-through picks up. And that will pick up before the wholesalers come back to the manufacturers and ask for more product.

So even if it all rebounded tomorrow, there's going to be some lag before the wholesalers get to enjoy it and then a little bit more lag before the manufacturers get to enjoy it. That's just typical.

And so I wouldn't be at all surprised to see that even if the sell-through starts to pick up, it'll be a little while before wholesalers ask for a lot more product.

Remember, we had to basically force them to get into that six to eight turn range. They like 20 turn. They would much rather cross stock product and take orders. And it's not a natural act to go back to actually selling product and warehousing product and running credit. I don't know why anybody would be a wholesaler. It can't be that much fun.

Brian Ruttenbur - CRT Capital - Analyst

Last question. Do you have any further plans to shift production from the northeast to the south? Is that something that you're seeing your cost advantage -- I see a lot, you know, Freedom Group, others, are moving more protection down south.

Is that a plan that you're going to pursue further where you're going to increase your production where the growth is going to be in your southern manufacturing?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

No. But as the Company grows, which I fully expect it to with more new products coming down the pike, some of that growth will occur, probably most of the growth, net growth, will occur down in the south. But there are some cases where we might have a product line from one of the more mature factories down to the south, but only to make room for a new product in one of those factories.

We try to keep the new products where they're developed, because you've got all the engineers there and the support for it and the knowledge. And we try only to move mature products that are pretty stable.

But we actually have product development teams at all three factories and expect new products from all of them in the coming years.

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JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

Brian Ruttenbur - CRT Capital - Analyst

Great. Thank you very much.

Operator

Brian Rafn from Morgan Dempsey Capital Management.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Give me a sense from the standpoint now that we're seeing a little more ebb and flow and more of kind of maybe a normalized demand in the cycle, how does that affect any plans to move from the integrated furnace to some of the mini furnaces? Or is that kind of on hold and still kind of in a testing?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Well, we actually got a little bit of an opportunity when we discontinued the P95, which used a lot of castings. And before some of our new products come on that will also use a number of castings, got a little dip in the capacity requirements.

And so we used that to bring on mini foundry number two and actually shut down mini foundry number one so we could move it and take advantage of some lessons learned and make it yet more efficient. And we've got a small window here, I think a month or two, to finish that work before we get mini foundry number one back up, hopefully coincident with getting some new products starting to move. And so I think we've got a bright future on the foundry side.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Mike, is there any plans sometime in the future for putting a foundry down in Mayodan?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

I think if we run out of capacity up north, which has all the infrastructure build, then it would make sense to do one down south because we have the space and we have lower utility costs there.

But foundries are a bit unique in that they have an enormous amount of infrastructure overhead to support them. And so they come in kind of big increments. They don't come in small ones. And while you might say that the utilities and lower labor costs and space costs in the south would justify it all, it's a lot more complicated than that, and you've got to take into account how much overhead.

So it's still, for now anyway, cheaper to keep an incremental mini foundry up north than it is to stick it down South.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes, okay. What is your sense, and you've talked about this in the past, though, of kind of motivating the wholesale dealers back to a sense of religion relative to six to eight turns and to hold inventory and [to do] credits? What is kind of your ability? I mean, you guys have always maintained that discipline, and I think you're looking for a reciprocity there. How much effect do you really have?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

So far, I think we're doing pretty good. These fellows have made a lot of money. Ruger was either their most profitable or second-most profitable line for many years now, and I don't think they've forgotten that. And they are not worried about the value of their investment in Ruger inventory, and that means a lot to them as well.

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JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

And I think it's a pretty good, pretty strong relationship, and they count on us. And we've let them down a little bit on new products. But they've seen their business grow tremendously with each of our new product introductions.

And, in fact, on the LC9s, guys have already been calling this morning wanting more of them. They're upset about the amount of -- we build thousands of guns before we launch. Well, they've already sold through their allocation. They're upset. They want more because this is sort of a bright light right now in an otherwise dim period.

They love new products, and Ruger has probably been the most successful company in the industry viewed over several years in terms of launching new products. And they know we've got, we're fairly sure, more engineers than anybody else and we're spending more on it. We're more committed to it. And so they know what side their bread's buttered on. They're pretty happy with Ruger.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. And then from the standpoint --

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Oh, actually, Brian, let me throw one more thing in that's really, really important.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay.

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

We're one of the only manufacturers that's true two-step. We don't screw them. We don't sell direct. We don't go around them. We're not also selling to buying groups. We're committed to wholesale. And I think that matters to them as well.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. All right. Good point. Good point. Mike, relative to staffing engineers, you got Mayodan now. Are you looking at building any more design teams as you go into 2014 here?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Absolutely. The more bad news I hear from our competitors, although it's annoying in the short term, it makes a heck of an opportunity to accept resumes from their best engineers.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. And then I'll ask one more. Are you seeing any commodity, raw materials, [feed] stock inflation, wood, two-point steel, castings, ceramics, anything?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

No. You just have the usual inflation on steel. As the overall worldwide economy improves, steel gets a little more expensive, the lead times go out a little bit. But at this point it's not a problem at all.

And we actually got some wood that was headed towards one of our competitors and we wanted it, and we were able to snag it.

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JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

Brian Rafn - Morgan Dempsey Capital Management - Analyst

That's good. All right. I'll get back in line. Thanks, Mike.

Operator

Scott Hamann from KeyBanc Capital Markets.

Scott Hamann - KeyBanc Capital Markets - Analyst

Just in terms of what you're seeing out there in the industry, you talked about some of the promos due to the excess inventory competitors have. Have you seen some of the overall competitive inventory levels come down or the promotions start to ease at this point or is that still going on?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

I don't really have enough data on competitors' inventory to comment on that, I really don't.

Scott Hamann - KeyBanc Capital Markets - Analyst

Okay. And then, is the -- did you have those thousand shipments in the second quarter of the LCP9s or was that kind of early third quarter?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

That was early third quarter. What we typically will do is we will tell the distributors 10 days ahead of telling the public and we'll tell them what their allocation of the new product is. And without exception, they're all hungry to get it.

Then we ship it to them so that [it's] in their warehouse when we tell the retailers. And then they immediately solicit orders from the retailers. And the key is so that once the retailers find out it starts to leak, and we want to have it at the retail stores for that weekend. So that somebody who learns on Tuesday or Wednesday about the LC9s can race out to a store on Friday afternoon or Saturday morning and it's there waiting for them. So that's our whole plan. So we wait not to the very last minute to ship, but pretty close.

Scott Hamann - KeyBanc Capital Markets - Analyst

Okay. And can you give us a sense on the cost structure as we kind of think about the breakdown between fixed and variable costs and maybe how that kind of flows through COGS and the operating expenses?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

That's an awfully broad general question. I honestly don't think I can be a lot of help on that one.

Scott Hamann - KeyBanc Capital Markets - Analyst

Is this just like the rule of thumb like maybe X percent is kind of fixed and, I mean any -- no?

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JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

That's kind of too much detail for somebody like me to have at his fingertips here. There is some deleveraging as things come down. And also, hidden in there it might look like deleveraging but it isn't really, is the amount we are investing in new products. Some of it's capitalized, but not much - really, just the equipment. And the rest all gets expensed.

And new products, as I mentioned, are absolutely our highest return on investments, but not until you start shipping them. While they're in development and they're in testing, they're just a big old drain.

Scott Hamann - KeyBanc Capital Markets - Analyst

Okay. And then just finally on the inventory question at the distributor level, I think you highlighted a target, maybe it was last quarter, and it seems like you got closer but maybe not quite there, but I think the industry's maybe been a little bit softer.

So do you feel like you're at the appropriate level right now with that distributor inventory, such that you don't need to get to that, I think the number was 360 - you can correct me if I'm wrong - going forward?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Yes.

Scott Hamann - KeyBanc Capital Markets - Analyst

Okay. Thanks.

Operator

[Achai Vonramoore] from Cohen.

Achai Vonramoore - Cohen - Analyst

Thank you very much for taking my question. Mike, could you give us some color on the split in your business between long guns and handguns in terms of sales, what you're seeing in terms of discounting, and maybe in terms of inventory levels?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

We don't actually disclose that information in terms of sales or specific inventory levels. But both have been major contributors.

It's funny, even that goes in cycles. What I first got to the Company, I think long guns were a larger contributor. And then there was a period of time after we started introducing small concealed-carry firearms, that the handguns kind of took the lead. And then we came out with some new exciting long guns, and then they came back in.

And so both are significant contributors. They're both very important to our business.

In terms of inventory levels, we go right down to the specific SKU. We dramatically emphasize mixed-model production. Look, a year ago, all you had to do was produce as many guns as you could. And we actually took some families and we eliminated SKUs so that we could be more efficient and produce more units.

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JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

But as the market shifted and there started to be a decline in demand, suddenly, the most important thing you could do for a retailer was give them a whole variety of guns. Rather than just a whole lot of, say 4 SKUs, he needed 12 SKUs in that family.

And so we shifted gears away from just chasing volume to really focusing on mixed-model production. And we look at it literally down to the individual SKU. And if there's an item on order which a wholesaler doesn't have in inventory, we're building that product. We're going to make sure they have available to them.

And so we really carefully manage the production and the inventory of every single item.

Achai Vonramoore - Cohen - Analyst

I guess the point of the question was that the NICS data looks like it's been coming off much more for long guns than hand guns. Can you give us any color without obviously disclosing percent of change, just general color in terms of relative strength of one or the other of those two sectors?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Well, perhaps I can give you another way of looking at it. If you look at the last cycle we went through, which was a huge run-up in early 2009, and then a big let off in late 2009, and then kind of a slower recovery in 2010, our observation during that period was that the long guns, particularly MSRs, ran up the fastest in early 2009, and then they declined the fastest.

And the handguns seemed to be much less affected. They didn't climb as fast and they didn't decline as fast either. And a difference that we're observing now is that I would say both categories are behaving in a more similar fashion.

Again, MSRs did go up the fastest last year answer they did come down the fastest. But handguns saw a little bit of it too, unlike in 2009, 2010, when we did not observe that on the handgun side.

Achai Vonramoore - Cohen - Analyst

Terrific. And last one, can you give us any color in terms of the increasing availability of ammo? What impact has that had on your business?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Well, the unavailability is what impacts us. And .22 Long rifle still continues to be the biggest challenge for us. We still have people telling us, consumers telling us they're deferring purchases of our rimfire products because they're still struggling to find ammo.

But certainly, on other centerfire ammos, whether it's .223 for the rifles or nine millimeter for the handguns, that appears to be coming much more available and the prices seem to be coming off their peaks. But we still need rimfire ammo out there.

Achai Vonramoore - Cohen - Analyst

Thank you very much.

Operator

David Bronstein from Kkb Capital.

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13

JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

David Bronstein - Kkb Capital - Analyst

That last comment on ammo got me thinking a little bit. Could you elaborate more on ammo availability and its effect on overall demand for firearms in the industry? And is this going to be -- I mean, is this a real structural problem going forward? Or is this something that ammo will become available in the near future? What's going on in the industry as far as the ammo requirement?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

I'm not sure I can add much color to what I already gave. I would say that there certainly was a period when ranges were complaining bitterly that they couldn't get the ammo to support all their guests coming to the range. And I haven't really heard those complaints recently.

I still hear complaints about rimfire ammunition. And I think, now we're really stretching way beyond any expertise and into some conjecture here. But I think that the ammo manufacturers have been somewhat reluctant to increase their capacity for rimfire ammunition because it was historically their lowest margin product. And so they've all been a little bit reluctant.

But ammo is, ultimately, a bit of a commodity, and most commodity markets respond to demand. And so while I have absolutely no idea what the firearms manufacturers are -- I mean the ammo manufacturers are planning, I wouldn't be shocked if that some day a new rimfire line comes online. I mean, it would be against human nature if they manage to resist forever.

David Bronstein - Kkb Capital - Analyst

Okay. The other question I have relates to market share. I've listened and obviously new product introductions are extremely imported in terms of product mix. Another thing is accessories are very important in product mix.

In terms of accessories, you mentioned that people stocked up on accessories. Do you have any feel for when -- are you starting to see their stock declining a little bit and increasing or is it still soft? And do you have an idea of what the cycle might be in terms of accessory recovery?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

We don't have the experience actually to answer that question. We, frankly didn't even separate our accessory sales from the firearm sales. They're all lumped together, and because it was a small, small part of our business.

And then, during the huge run-up last summer, we actually just thought we were smart, efficient operators doing a good job. And it wasn't until the decline in the accessory sales and we started digging in deeper that we realized that we had to pay more attention to their impact.

It historically has been a small part of our business. It surprised us very pleasantly last year at how strong it was. It's been frustrating at how weak it is this year, which is, frankly, back more to normal levels, historical levels for us. And based on that one data point, I cannot possibly tell you what it's going to do in the future. I don't know.

David Bronstein - Kkb Capital - Analyst

Okay. Got it. Got it. So basically [you've] only got one data point, so you don't really have a trend or a feel. That's okay.

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

I certainly will be thrilled and pleased if it happens again, but, who knows?

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14

JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

David Bronstein - Kkb Capital - Analyst

Now, in terms of your competitiveness against your competitors, would you say that you are stable in terms of market share or declining or increasing market share?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Well, as I said in Q1, it appeared that we gained market share. Our spring promotions were very well received. And in Q2 when it was deal of the minute and wait until tomorrow it's an even better deal and the inventory you bought yesterday has now been diminished in value, we certainly lost the market share there. And not just by the big numbers, but by retailers telling us that we've got a little less shelf space because they got this load of XYZ product at such a deep deal that now they've got to convert it to cash because tomorrow it'll be worth less.

And so those are the two data points I have. I don't know what's going to happen tomorrow.

David Bronstein - Kkb Capital - Analyst

Great. Great. Okay. Well, I appreciate it. Thank you.

Operator

Andrea James from Dougherty and Company.

Andrea James - Dougherty & Co. - Analyst

Thanks for taking my follow-up. Mike, you're obviously handling the questions just great this morning. But I'm just wondering if you do, in fact, have Tom with you on the call today.

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

I have all kinds of support staff, including Tom, Chris Killoy, Kevin Reid.

Tom Dineen - Sturm, Ruger & Co., Inc. - VP, Treasurer, CFO

Good morning.

Andrea James - Dougherty & Co. - Analyst

Okay. Good morning. I didn't know if you were out or what was going on there, you had been so quiet.

Okay. The other thing is, I was thinking through the share buyback authorization. Are you guys willing to go to a net debt position if the multiple did contract to a point where it made sense to buy back shares? And then what's your kind of, I guess your comfortable debt to EBITDA ratio, so?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

The answer to the first question is yes. The answer to the second question on what ratio is comfortable with us, that's an evolving question. We haven't formally decided, but I'm sure it will be much less than most other companies out there. We are really conservative. Cash is king. And we really like a strong balance sheet, as you've noticed over the past few years.

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15

JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

Andrea James - Dougherty & Co. - Analyst

Thank you for taking my follow-up.

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Tom's nodded his head yes.

Operator

Jay Li from Trafelet Brokaw.

Jay Li - Trafelet Brokaw - Analyst

If I strip out the depreciation impact that you talked about and I look at your gross margin this year compared to last year for the second quarter, it implies that for every dollar lost sales, you lost about $0.70 of gross profit.

Could you help clarify how much of that really comes from the deleveraging and, on average, what your incremental margin should be for product sales that you either pick up or lose?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

No, I certainly don't have it analyzed to that many decimal places. But I think if you look at our broad overall margins in the 30s, anybody with manufacturing experience will probably predict and estimate that the contribution margin is probably 10 points higher anyway and maybe a little bit more.

So within that margin in the 30s, sometimes low 30s, sometimes high 30s, you ought to assume there's a variety of products ranging from 25% margins up to 75% margins. But the weighted average is there in the mid-30s. And so the weighted average of the contribution margin, and by that I mean just the incremental raw material cost and labor cost and energy cost and ignoring all the overhead absorption, is probably a good 10, 12 points higher than that, and that's what you're observing.

And remember, I said that the, far and away, the highest margin product we have is accessory for firearms, typically magazines.

Jay Li - Trafelet Brokaw - Analyst

And what's the magnitude of the accessories business? I know you mentioned this year a much more normal environment. But in terms of percentage of the overall revenue, sort of what's the accessory impact in a normal year?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Small.

Jay Li - Trafelet Brokaw - Analyst

Okay. Thank you.

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16

JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

Operator

Brian Rafn from Morgan Dempsey Capital Management.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Let me ask, Mike, I wasn't able to attend your annual meeting up on the first floor. But from the standpoint of you talking in the past about acquisitions being needle movers, would you entertain -- there's been so much incremental development in apparel relative to the firearms industry - the 5.11 Tactical guys, the Blackhawk guys, and there's a whole ensemble of shooters' outfits and all of that type of thing kind of running around the normal, the gun and the ammunition business.

Would that be something that you guys would entertain in talking about margins and accessories or is that something that's a little beyond your scope?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

I'd have to say that's way beyond our skill set. I mean, you've met me and Tom Dineen and Chris Killoy, and you've seen how we dress. If our wives aren't there to check us in the morning, we're in real trouble.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. As you guys kind of go forward and you get, again, a little more normalized demand, you talked about building a $15 million safety stock. Should I use average price to wholesaler or should I use your cost of goods sold to back into the units?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Cost of goods sold. And if you'll note in the current MDNA, I think we talk about, perhaps, an incremental 10 from where we are today. That'd sort of be the upper limit of my comfort level.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Okay. As you go forward, Mike, and you now have three plants in, Newport, Prescott, and Mayodan, do you structure production or development focus at those different plants, up in Newport (technical difficulty) being just, are you going to segment by types or are there specific specialties? Obviously, some plants have the foundry, Mayodan does not. How do you structure kind of your production footprint going out over the next few years?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

I'm sorry, Brian, I missed about half the question because you cut out there. But what I think you're asking is, is each factory going to specialize in specific product lines. And the answer is in two parts.

At the moment, revolvers are, perhaps, particularly double-action revolvers, are, perhaps, the most complicated kind of product we make. And that is currently in Newport, New Hampshire. And there's a lot really skilled, longtime employees doing those. And there's no compelling reason to move it out because that's not a rapidly growing market anyway. So there's plenty of floor space and equipment availability and people availability in Newport. So there's no economic reason to move it out of Newport.

But with regard to a variety of long guns and handguns, we are already doing it at all three locations. So it'll just be wherever the skill sets or the engineers are who develop new products. And sometimes that has to do with what the engineers really want to do and have some special expertise and sometimes it has to do with that's the next project on our long-term project planning list, and this is the team that just came off a project and so we can assign them.

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JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

So it's a little bit of luck on who gets what project and also a little bit of responding to their unique skills. It's a mixture of both.

So with the exception of revolvers, particularly double-action revolvers, we're pretty much going to build all kinds of products at every plant.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. All right. When you look at new product development, Mike, do you think, as you go forward into 2014 and 2015, you will have -- you always talk about guys vetting ideas and designs and prototypes -- are you going to have more capacity to field more prototype besides going forward?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

I think of it in terms of product development teams. And so we have a long list of products we want to get to. And we're always a little bit juggling that prior list and we're also looking to see what teams are becoming available and we try to mix up the teams. The perfect world is two teams become available at the same time, and I kind of shift the guys around so they're working with a slightly new group of guys and learning new things, because engineers feed off each other. Single-engineer [gentrify], engineer phrase I like to use is they come in units of five and then they feed off each other, they get excited, they compete with each other, and good things come out of that kind of mix.

And so we sort of look to see who's becoming available, have they got the skill sets and the aptitude for it and what's next on the project list, and that's how we assign it.

And are we going to have more capacity? I don't know. We have very good retention of our engineers and they're just getting better every year. And we have an enormous commitment to training our engineers and cross training them and sharing information learned at one project with guys at other plants on other projects, and we're getting a little bit better at that every year.

And so that means that guys who were juniors on a team two years ago can be a leader on a new team and we can bring in some more underneath. And we also have a huge engineering intern program that we -- even during a downturn like this, we keep it going strong.

So, I mean, we're planning for the long game here, not the short game. I don't really care that much about next quarter. I care about the products we can bring out over the next five years.

So intuitively, my feeling is that we're going to have a little more capacity just from our own people. And then, we are getting resumes from competitors that are, those people working in those other companies, they're getting nervous and so they're starting to toss resumes towards Ruger, and we're digging through them. I wouldn't be surprised if we added some more.

Again, we're in this for the long haul. So I'm not shy about hiring another half dozen engineers during a downturn.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. All right. Can you comment, Mike, what is the size of your engineering pool? Is it 50, 60 guys, 80 guys, 100? Where would you be?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

The order of magnitude is 100.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. All right. And then just kind of finally, what are you guys kind of running labor shifts at the three different plants right now as you kind of move into the third quarter?

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18

JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

I believe in most plants it hasn't changed a lot. We tend to run machines three shifts and we tend to run assembly on a single shift. And that ratio really hasn't changed much.

What we're doing is, instead of stretching to reach production rates with overtime, we've said, well, I don't need 500 a day of product X, 350 or 400 would be plenty. And so we're cutting out the overtime that was producing those elevated numbers. So --

Brian Rafn - Morgan Dempsey Capital Management - Analyst

All right. Sounds good. Okay. Thanks, Mike. Appreciate all the comments.

Operator

Scott Hamann from KeyBanc Capital Markets.

Scott Hamann - KeyBanc Capital Markets - Analyst

Mike, in terms of Mayodan, where are you now with the ramp of that facility versus where you were last quarter, beginning of the year?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Oh, versus where we were about 90 days ago, we're moving in the right direction. We've got one product line, which is the Ruger American Rimfire Rifle, running very well. And we believe, measured on an incremental basis, that that product line is profitable now in that facility.

We also have a new hammer forging barrel operation up and running there. We have what we hope will someday be a very significant new product line under development there. And then we have, yet the next one after that has been started as well.

So I would say more than half our activity there now is dedicated to new products which we're not shipping in that facility. We also have ShopRuger there, and that's up and running. We moved that out from Arizona to free up space for more production in Arizona for new product lines. So I'm pretty pleased. It's coming along well.

Scott Hamann - KeyBanc Capital Markets - Analyst

Okay. Thanks. And then in terms of the accessories business, what's the margin differential between that and the firearms piece?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Huge.

Scott Hamann - KeyBanc Capital Markets - Analyst

Like double?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Yes.

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19

JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

Scott Hamann - KeyBanc Capital Markets - Analyst

Okay.

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

And it depends what channel we sell it to. Look, for example, early last year, I would say through Q2 of last year, we sold most of our accessory magazines to the direct-to-consumer online channel, and we sold them at full MSRP. Then, in the third quarter last year, as the direct-to-consumer channel cooled off, the wholesalers who'd been screaming bloody murder to get those accessories, we were finally able to fulfill them, but that's at a substantially lower margin because, again, they have to two-step it to the retailer and there has to be enough margin for that guy to sell it at or below MSRP.

So the unit volumes didn't change dramatically from second to third quarter last year, but the margins changed dramatically on those magazines. So Q2 last year again was the high-water mark. It was the highest unit volumes we've ever seen and way beyond our dreams of what we could do on accessories and it was primarily sold to the highest margin channel at the time.

So and now we're kind of back to normal. We sell a few online, we sell a few more through wholesale through two-step. But in any case it's -- in neither case is it a terribly big number.

Scott Hamann - KeyBanc Capital Markets - Analyst

Okay. And then, Tom, on the tax rate, being a little bit lower this quarter, can you kind of speak to the reason for that and what we should expect going forward?

Tom Dineen - Sturm, Ruger & Co., Inc. - VP, Treasurer, CFO

Yes. The cause of the change in the tax rate this quarter was we trued up the 2013 domestic production activities deduction. We had under recognized that in our 2013 financials. As we drafted the 2013 return, realized that that deduction should be higher, and we recorded it and recognized it in this quarter. Otherwise, nothing else has changed.

Scott Hamann - KeyBanc Capital Markets - Analyst

So the next couple quarters should go back to what the first-quarter rate looked like?

Tom Dineen - Sturm, Ruger & Co., Inc. - VP, Treasurer, CFO

Yes.

Scott Hamann - KeyBanc Capital Markets - Analyst

Okay. And then, Mike, maybe just kind of speak to, I mean, how you think about buybacks and that historic multiple. Can you kind of give us a sense as to what that multiple looks like?

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

I can't add any color to the analysis you guys can do yourselves. And I'm not disclosing what we think is a reasonable price. I think I've given enough color to that.

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20

JULY 30, 2014 / 01:00PM GMT, RGR - Q2 2014 Sturm Ruger & Co Inc Earnings Call

Look, we're going to -- our plan is to file a 10b5-1, stick it out there with a tranche at a, what I believe to be a below-market multiple, another tranche at a bit more below-market multiple, and another tranche at a, are you kidding me kind of multiple.

And opportunistically, look, I know this will come as a shock to you guys, but my feeling is that the stock market overreacts all the time. It overreacts high. It overreacts low. I went to school and learned about efficient markets, and I've been stunned at the amount of emotional markets rather than efficient markets I have observed.

And so if the stock price gets a substantially below what I feel is reasonable for our long-term outlook for earnings, then we're going to opportunistically buy stock. But if it's anywhere within a reasonable multiple, I'm not going to compete with our shareholders. Let them do it. I'd rather save up the money and give them a good dividend down the road.

Scott Hamann - KeyBanc Capital Markets - Analyst

Fair enough. Thanks, Mike.

Operator

Ladies and gentlemen, that concludes our question and answer session. I will now turn the conference back to Michael Fifer.

Michael Fifer - Sturm, Ruger & Co., Inc. - CEO

Thank you very much and look forward to talking to you in about 90 days.

Operator

Ladies and gentlemen, that concludes today's conference. Thank you for your participation. You may now disconnect and have a great day.

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